Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Independence Contract Drilling, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), J. Anthony Gallegos, Jr., Chief Executive Officer of the Company, and Philip A. Choyce, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 6, 2023	/s/ J. Anthony Gallegos, Jr.
J. Anthony Gallegos, Jr.
Chief Executive Officer

Date:	March 6, 2023	/s/ Philip A. Choyce
Philip A. Choyce
Chief Financial Officer